ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of the 31st day of January 2008 by and between iDcentrix, Inc., a Delaware corporation (“iDcentrix” or the “Assignor”) and Sterling Gold Corp., a Nevada Corporation (“Sterling” or the “Assignee”).

WHEREAS, Assignor and Assignee are parties to a Share Exchange Agreement made as of January 16, 2008 (the “Exchange Agreement”), as well as other related agreements;

WHEREAS, in connection with the consummation of the transactions contemplated by the Exchange Agreement, the Assignor will become a wholly owned subsidiary of the Assignee;

WHEREAS, Assignor adopted the 2007 Equity Participation Plan, as amended (the “Plan”) and entered into agreements pursuant thereto (the “Agreements”, all of which are listed on Exhibit A hereto);

WHEREAS, Assignor entered into the Amended and Restated Employment Agreement between iDcentrix and Francine Dubois, dated November 6, 2007 (the “Dubois Agreement”);

WHEREAS, Assignor desires to assign and transfer to Assignee all of its rights and obligations under the Plan, the Agreements and the Dubois Agreement;

WHEREAS, Assignee desires to acquire the rights and assume the obligations of Assignor under the Plan, the Agreements and the Dubois Agreement; and

WHEREAS, the other parties to the Agreements and the Dubois Agreement have consented to the assignment and transfer to Assignee of all of Assignor’s rights and obligations under the Agreements and the Dubois Agreement (the consents to assignment are attached hereto as Exhibit B).

NOW, THEREFORE, the parties hereto agrees as follows:

1. Assignment. Effective as of the Effective Date (as defined below), Assignor hereby assigns and transfers to Assignee, free and clear of all encumbrances, all of Assignor’s rights and obligations under the Agreements.

2. Assumption. Effective as of the Effective Date, Assignee hereby agrees to assume and in due course hereafter to perform, fulfill and discharge, all of the obligations of Assignor under the Plan, the Agreements and the Dubois Agreement, with the same force and effect as if Assignee had signed the Agreements originally in place of Assignor.

3. Changes to Terms in the Agreements. Effective as of the Effective Date, Assignor and Assignee hereby agree that all references to “iDcentrix, Inc.”, “iDcentrix” and the “Company” in the Plan, each of the Agreements and the Dubois Agreement shall mean the Assignee, it being understood that following the Effective Date the Assignee will change its corporate name to iDcentrix, Inc.

4. Effective Date. This Assignment and Assumption Agreement shall be effective as of the consummation of the transactions contemplated by the Exchange Agreement (the “Effective Date”). Prior to the Effective Date, any rights or obligations under the Agreements remain the rights and obligations of the Assignor. From and after the Effective Date, notwithstanding anything in this Assignment and Assumption Agreement to the contrary, Assignee shall be responsible for any payment obligations and shall receive any benefits under the Plan, the Agreements or the Dubois Agreement.

5. Continuing Effect. Except to the extent amended hereby, the provisions of the Plan, the Agreements and the Dubois Agreement shall remain unmodified, and the Plan, the Agreements and the Dubois Agreement, as amended by this Assignment and Assumption Agreement, hereby are confirmed as being in full force and effect in accordance with their respective terms.

6. Governing Law. This instrument shall be governed by and construed in all respects under the laws of the State of Delaware, without reference to its conflicts of laws rules or principles.

IN WITNESS WHEREOF, and intending to be legally bound hereby, each of Assignor and Assignee has caused this Assignment and Assumption Agreement to be executed and delivered by its duly authorized representative as of the date first written above.

ASSIGNOR
IDCENTRIX, INC.

By:
Its:

ASSIGNEE
STERLING GOLD CORP.

By:
Its:

Exhibit A

Restricted Stock and Compensation Agreement between Paul Gifford and iDcentrix, Inc. dated November 6, 2007 (120,000 shares).

Restricted Stock and Compensation Agreement between Paul Gifford and iDcentrix, Inc. dated November 6, 2007 (30,000 shares).

Restricted Stock and Compensation Agreement between Michael Harris and iDcentrix, Inc. dated November 6, 2007 (120,000 shares).

Restricted Stock and Compensation Agreement between Michael Harris and iDcentrix, Inc. dated November 6, 2007 (30,000 shares).

Restricted Stock and Compensation Agreement between Bruce Morris and iDcentrix, Inc. dated November 6, 2007 (120,000 shares).

Nonqualified Stock Option Agreement between Francine Dubois and iDcentrix, Inc. dated May 1, 2007.

Restricted Stock Agreement between Francine Dubois and iDcentrix, Inc. dated November 6, 2007.

Stockholder’s Agreement between Francine Dubois and iDcentrix, Inc. dated November 6, 2007.

Exhibit B